Exhibit 4.3

                               FIRST AMENDMENT TO
                                RIGHTS AGREEMENT

          THIS AMENDMENT (the "Amendment"), dated as of January 28, 2001, is between Dallas Semiconductor Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), a New Jersey limited liability company, as Rights Agent (the "Rights Agent").

                                    Recitals

          A. The Company and the Rights Agent are parties to a Rights Agreement, dated as of September 10, 1999 (the "Rights Agreement").

          B.  MAXIM   Integrated   Products,   Inc.,  a  Delaware   corporation,
("Parent"), MI Acquisition Sub, Inc., a Delaware corporation ("Merger Subsidiary"), and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated January 28, 2001, pursuant to which Merger Subsidiary will be merged with and into the Company, with the Company as the surviving corporation (the "Merger").

          C. The Board of Directors (the "Board") of the Company has approved the Merger Agreement and the Merger.

         D. Pursuant to Section 27 of the Rights Agreement, the Board has determined that in connection with the Merger Agreement and the Merger an amendment to the Rights Agreement as set forth herein is necessary and desirable and the Company and the Rights Agent desire to evidence such amendment in writing.

         Accordingly, the parties agree as follows:

1.       Amendment of Section 1.

          (a) Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                    "Notwithstanding anything in this Agreement to the contrary, neither MAXIM Integrated Products, Inc., a Delaware corporation ("Parent"), nor MI Acquisition Sub, Inc., a Delaware corporation ("Merger Subsidiary"), nor any Affiliates or Associates of Parent or Merger Subsidiary shall be deemed to be an Acquiring Person by virtue of the execution, delivery or performance of the Agreement and Plan of Merger, entered into as of January 28, 2001, by and among Parent, Merger Subsidiary and the Company, as it may be amended or supplemented from time to time (the "Merger Agreement") or the Stock Option Agreement, dated as of the date of the Merger Agreement, between Parent and the Company, as the same may be amended or supplemented from time to time (the "Stock Option Agreement"), or by virtue of any of the transactions contemplated by the Merger Agreement or the Stock Option Agreement, including, without limitation, the acquisition by Parent of the Option (as defined in the Stock Option Agreement) or any shares of Common Stock upon exercise of the Option."

          (b) Section 1(k) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                    "For purposes of Section 3 hereof, Parent and Merger Subsidiary shall each be deemed an Exempt Person."

          2. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of the execution, delivery or performance of the Merger Agreement or the Stock Option Agreement or by virtue of any of the transactions contemplated by the Merger Agreement or the Stock Option Agreement, including, without limitation, the acquisition of the Option pursuant to the Stock Option Agreement or the acquisition of shares of Common Stock upon exercise of the Option."

          3. Amendment of Section 30. Section 30 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

         "Nothing in this Agreement shall be construed to give the holder of any Right or any other Person any additional legal or equitable rights, remedies or claims under this Agreement by virtue of the execution, delivery or performance of the Merger Agreement or the Stock Option Agreement or by virtue of any of the transactions contemplated by the Merger Agreement or the Stock Option Agreement, including, without limitation, the acquisition of the Option pursuant to the Stock Option Agreement or the acquisition of shares of Common Stock upon exercise of the Option, including giving such holders the right to acquire any securities of Parent, Merger Subsidiary or the Company."

          4. Effectiveness. This Amendment shall be deemed effective as of January 28, 2001, as if executed on such date. Except as amended hereby, the terms and provisions of the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          5. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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         Executed as of the date first set forth above.

                                           DALLAS SEMICONDUCTOR CORPORATION,
                                           a Delaware corporation

                                           By: /s/ Chao C. Mai
                                              --------------------------------
                                              Name:    Chao C. Mai
                                              Title:   President

                                           MELLON INVESTOR SERVICES, LLC,
                                           as Rights Agent

                                           By: /s/ Janis Mason
                                              --------------------------------
                                              Name:    Janis Mason
                                              Title:   Relationship Manager